SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 2008

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Conditions

On August 5, 2008, priceline.com announced its financial results for the 2nd quarter ended June 30, 2008.  A copy of priceline.com’s consolidated balance sheet at June 30, 2008 and consolidated statement of operations for the three and six months ended June 30, 2008 are included in the financial and statistical supplement attached to the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.  The consolidated balance sheet at June 30, 2008 and consolidated statement of operations for the three and six months ended June 30, 2008 shall be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 7.01.              Regulation FD Disclosure

On August 5, 2008, priceline.com announced its financial results for the 2nd quarter ended June 30, 2008.  A copy of priceline.com’s press release announcing these financial results and certain other information is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The company discussed, among other things, the impact of currency exchange rates and the average daily rates of hotel room nights on its financial results and forecasts and noted that the approximate 1.5% decrease in year-over-year international average daily rates of hotel room nights during the 2nd quarter 2008 more than offset the positive impact of currency exchange rates on international gross travel bookings during the 2nd quarter 2008.  The company also noted that it observed a year-over-year increase in international hotel room cancelation rates during the 2nd quarter 2008, which negatively impacted hotel room night unit sales.  The company noted it was carefully watching the average daily rates of hotel room nights and cancelation rates because it believed both numbers could potentially be impacted by what appeared to be softening economic conditions in the company’s core markets.  The company also noted that in the 2nd quarter 2008 it saw headwinds in its rental car service due to supply limitations and that there was significant uncertainty as to how and to what degree the significant upcoming reductions in domestic airline capacity would impact future travel demand generally.

With respect to 3rd quarter 2008 guidance, the company noted that it expected domestic gross travel bookings to grow approximately 30% over the same period in the prior year, and international gross bookings to grow approximately 58% to 68% over the same period in the prior year, which represents a slight flattening in the international gross bookings rate of decline.  The company attributed this flattening to a number of factors and noted that international gross bookings growth rate in July 2008 showed an increase compared to the growth rate in June 2008.  Priceline.com announced that it expected consolidated advertising expenses of approximately $93   to $98 million in the 3rd quarter 2008 and expected approximately 92% of that amount to be spent “on-line.”  Priceline.com estimated that sales and marketing expenses in the 3rd quarter 2008 would be between $21.5 and $22.5 million.  Priceline.com stated that it estimated that personnel costs, excluding stock-based compensation expense, would be approximately $34 to $36 million in the 3rd quarter 2008.  With respect to 3rd quarter 2008, priceline.com stated it estimated that general and administrative expenses would be approximately $13 to $14 million, information technology expenses would be approximately $6.0 to $6.5 million, and depreciation and amortization expenses, excluding acquisition related amortization, would be approximately $4.0 million.  Priceline.com said it expected an aggregate expense of approximately $600,000 in the 3rd quarter 2008 associated with “net” interest income, foreign exchange hedging income or expense, equity in income of Priceline Mortgage and minority interest expense.  Priceline.com estimated that it would have cash income tax expense of approximately $30 million in the 3rd quarter 2008 comprised of additional income taxes in Europe and alternative minimum tax in the United States.

With respect to its guidance for the remainder of 2008, the company noted that its guidance was based on an assumption that the company continued to operate in similar economic conditions.   The company noted that its forecast for the remainder of the 3rd quarter 2008 and full-year 2008 assumed, among other things, that the Euro/U.S. Dollar exchange rate would be 1.55 U.S. dollars per Euro, that the average daily rates for the company’s domestic hotel service would be flat year-over-year and that the average daily rates for the company’s international hotel service would decline approximately 1% to 2% year-over-year and that there would be quarterly sequential stability in the company’s on-line advertising efficiencies.  The company noted that, while it believed its assumptions underlying its forecast were reasonable, there were broad industry trends within its various supplier networks that potentially could point and lead to further deterioration in average daily rates.  The company cautioned that if economic pressures impacted, among other things, hotel unit sales, hotel average daily rates or the value of the Euro relative to the U.S. Dollar, the company’s forecasts could be at significant risk.

The company noted that its “pro forma” financial guidance was based upon a “pro forma” diluted share count of approximately 49.8 million shares (which includes a calculation of the assumed economic dilutive impact of all of the company’s outstanding convertible notes and stock options, net of the favorable economic impact of the hedges associated with the company’s outstanding convertible notes), which is based on the company’s August 4, 2008 closing stock price of $111.72 per share.

This Form 8-K contains forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, “goal,” “believe(s),” “intend,” “expect(s),” “will,” “may,” “should,” “could,” “plan(s),” “anticipate(s),” “estimate(s),” “predict(s),” “potential,” “target(s),” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements.  For a detailed discussion of the factors that could cause the company’s actual results to differ materially from those described in the forward-looking statements, please refer to the company’s most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission.  Unless required by law, the company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.              Financial Statements and Exhibits

(d) Exhibits

99.1

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on August 5, 2008 relating to, among other things, its 2nd quarter ended June 30, 2008 earnings. The consolidated balance sheet at June 30, 2008 and consolidated statement of operations for the three and six months ended June 30, 2008 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

	By:	/s/ Robert J. Mylod, Jr.
		Name:	Robert J. Mylod, Jr.
		Title:	Chief Financial Officer

Date: August 6, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on August 5, 2008 relating to, among other things, its 2nd quarter ended June 30, 2008 earnings. The consolidated balance sheet at June 30, 2008 and consolidated statement of operations for the three and six months ended June 30, 2008 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”